RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
FIRST QUARTER RESULTS

Pennsauken, NJ – May 8, 2019 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services, today announced financial results for the thirteen week period ended March 30, 2019.

RCM Technologies reported revenues of $51.6 million for the thirteen week period ended March 30, 2019, a 1.5% increase as compared to $50.8 million for the thirteen week period ended March 31, 2018 (the comparable prior year period). Gross profit was $12.5 million for the thirteen week period ended March 30, 2019, a marginal decrease as compared to $12.6 million for the comparable prior year period.  The Company experienced GAAP operating income of $1.7 million for both periods presented.  GAAP net income was $1.5 million, or $0.11 per diluted share, for the thirteen week period ended March 30, 2019 as compared to $1.0 million, or $0.09 per diluted share, for the comparable prior year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “We are pleased with our first quarter 2019 results relative to recent expectations. More importantly, we continue to believe we are poised for strong second half performance in fiscal 2019.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “As operating performance builds throughout the year, we anticipate disproportionate and significant positive cash generation as accounts receivable balances normalize.”

Conference Call
On Thursday, May 9, 2019, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:00 a.m. Eastern Time.  The dial-in number is (866) 403-9129.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Thirteen Week Periods Ended
	March 30, 2019	March 31, 2018
Revenues	$51,595	$50,812
Cost of services	39,078	38,257
Gross profit	12,517	12,555
Selling, general and administrative	10,466	10,421
Depreciation and amortization of property and equipment	315	397
Amortization of acquired intangible assets	82	17
Operating income	1,654	1,720
Other expense, net	(465)	(307)
Income before income taxes	1,189	1,413
Income tax (benefit) expense	(274)	362
Net income	$1,463	$1,051

Diluted net earnings per share data	$0.11	$0.09

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	March 30, 2019	December 29, 2018
	(Unaudited)
Cash and cash equivalents	$1,693	$482
Accounts receivable, net	$58,613	$52,335
Total current assets	$64,626	$58,811
Total assets	$92,811	$81,510
Total current liabilities	$21,255	$23,188
Borrowing under line of credit	$34,429	$27,540
Net debt (borrowings less cash)	$32,736	$27,058
Total liabilities	$63,732	$54,311
Stockholders’ equity	$29,079	$27,199

RCM Technologies, Inc.
Supplemental Operating Results on a Non-GAAP Basis
(Unaudited)
(In Thousands)

The following non-GAAP data, which adjusts for the categories of expenses described below, is a non-GAAP financial measure.  Our management believes that this non-GAAP financial measure is useful information for investors, shareholders and other stakeholders of our Company in gauging our results of operations on an ongoing basis.  We believe that EBITDA and Adjusted EBITDA are performance measures and have provided a reconciliation between net income and EBITDA and Adjusted EBITDA.  Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net income as an indicator of performance.  In addition, neither EBITDA nor Adjusted EBITDA takes into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company's GAAP net income measure and the corresponding adjustments used to calculate “EBITDA” and “Adjusted EBITDA” for the thirteen week periods ended March 30, 2019 and March 31, 2018.

	Thirteen Week Periods Ended
	March 30, 2019	March 31, 2018
GAAP net income	$1,463	$1,051
Income tax (benefit) expense	(274)	362
Interest expense	428	266
Imputed interest on contingent consideration	48	-
Depreciation of property and equipment	315	397
Amortization of acquired intangible assets	82	17
EBITDA (non-GAAP)	$2,062	$2,093

Adjustments
(Gain) loss on foreign currency transactions	(11)	41
Adjusted EBITDA (non-GAAP)	$2,051	$2,134

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	March 30, 2019	March 31, 2018
Net income	$1,463	$1,051
Adjustments to reconcile net income to cash used in operating activities	733	779
Changes in operating assets and liabilities:
Accounts receivable	(6,264)	(6,078)
Prepaid expenses and other current assets	110	(2)
Net of transit accounts receivable and payable	45	(1,243)
Accounts payable and accrued expenses	(826)	(1,212)
Accrued payroll and related costs	(872)	(70)
Right of use assets and liabilities	266	-
Income taxes payable	(210)	(269)
Total adjustments	(7,018)	(8,095)
Cash used in operating activities	($5,555)	($7,044)

Net cash used in investing activities	(102)	(300)
Net cash provided by financing activities	6,883	4,928
Effect of exchange rate changes	(15)	17
Increase (decrease) in cash and cash equivalents	$1,211	($2,399)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
(Unaudited)
(In Thousands)

	Thirteen Week Period Ended March 30, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$19,055	$24,171	$8,369	$51,595
Cost of services	14,357	18,533	6,188	39,078
Gross Profit	$4,698	$5,638	$2,181	$12,517
Gross Profit Margin	24.7%	23.3%	26.1%	24.3%

	Thirteen Week Period Ended March 31, 2018
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$21,418	$22,634	$6,760	$50,812
Cost of services	15,724	17,384	5,149	38,257
Gross Profit	$5,694	$5,250	$1,611	$12,555
Gross Profit Margin	26.6%	23.2%	23.8%	24.7%